Registration Statement No. 333-199784

Filed pursuant to Rule 424(b)(3)

Amendment dated July 2, 2015 to

Pricing Supplement No. 1, dated November 7, 2014, Pricing Supplement No. 2, dated November 12, 2014 and Pricing Supplement No. 5, dated November 13, 2014 to Prospectus Supplement and Prospectus each dated November 3, 2014 relating to the Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation)
Medium-Term Note Program

ELEMENTSSM

Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index

developed by BNP Paribas

Due August 8, 2022

The following issuances involved scheduled settlement between June 4, 2015 and July 2, 2015:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$100,000	155.616%	$155,616	June 8, 2015

Linked to the Rogers International Commodity Index®

— Energy Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between June 4, 2015 and July 2, 2015:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$500,000	39.379%	$196,895	June 12, 2015

Linked to the Rogers International Commodity Index®

— Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between June 4, 2015 and July 2, 2015:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$24,500,000	61.311%	$15,021,195	June 5, 2015

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount Registered	Aggregate Price Per Unit	Aggregate Offering Price	Amount of Registration Fee
Notes offered as described above	$26,000,000	59.130%	$15,373,706	$1,786.42(1)

(1)                                     The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. As of the filing of these pricing supplements, there are unused registration fees of $30,133.88 that have been paid in respect of the securities covered by pricing supplements No. 1, No. 2 and No. 5 under the registration statement on Form F-3 (No. 333-199784) of which these pricing supplements are a part. After giving effect to the registration fee for these offerings, $28,347.46 remain available for future offerings for such pricing supplements described above.